UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Act of 1934
Date of Report (Date of earliest event reported) October 19, 2006
USN CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas	76039

(Address of principal executive offices)	(Zip code)
(972) 686-9102
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
USN Corporation (“USN”) has entered into a Consulting and Product Sales Agreement (the “Agreement”) with Aanshi Gems Inc. (“Aanshi”). Under the terms of the Agreement, Aanshi will lease 20 hours of airtime per day from USN and will be responsible for providing programming during such 20 hours. Aanshi will also be responsible for the payment of USN’s Selling, General and Administrative (“SGA”) expenses and will provide the jewelry products to be sold on USN’s “Ultimate Shopping Network.” Aanshi has also agreed to pay USN an amount equal to ten percent (10%) of the SGA expenses as a part of USN’s profit. USN has agreed to issue to Aanshi options to purchase common stock of USN.
USN Corporation will retain all of the revenues from its website (www.ShopUSN.com) and all of the revenues generated during the four hours of airtime retained per day by USN. USN will also retain all revenues generated from the up-sell volume created by the USN call center. If the gross revenues of the Ultimate Shopping Network reaches certain threshold amounts, USN will receive a bonus calculated as a specified percentage of sales grossed by Aanshi during the 20 hours of leased time. Further, Aanshi has assisted, and under the agreement, will continue to assist USN in exchanging existing credits to customers for new credit that can be used for future purchases from USN.
Aanshi has made a payment to USN in the amount of approximately $1.6 million as an advance payment of the SGA expenses. Within the next four weeks, Aanshi and USN will determine appropriate adjustments to the terms of the Agreement to reflect the advance payment made by Aanshi. In addition, USN and Aanshi will negotiate and enter into a Note Purchase Agreement for the sale and purchase of convertible notes to be issued by USN to Aanshi in the aggregate principal amount of approximately $1.6 million.
As a part of the Agreement, Aanshi will have the right to nominate one member to serve on the board of directors of USN and to have one observer present at meetings of the board of directors of USN. Additionally, Aanshi will have approval rights with respect to USN’s business under certain specified circumstances.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, the substantially final form of which is attached hereto as an exhibit.
Item 9.01(d) Exhibits
10.1. Form of Consulting and Product Sales Agreement, dated as of October 19, 2006, by and among USN Corporation, USN Television Group, Inc. and Aanshi Gems Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USN CORPORATION
Date: October 25, 2006	By:	/s/ Mark J. Miller
		Name:	Mark J. Miller
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Consulting and Product Sales Agreement, dated as of October 19, 2006, by and among USN Corporation, USN Television Group, Inc. and Aanshi Gems Inc.

4